UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2010

UNITED COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

United States	0-51800	36-4587081
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana	47025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (812) 537-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition of Assets

United Community Bancorp, Inc.’s (the “Company”) wholly owned subsidiary, United Community Bank (the “Bank”), completed its purchase of three branch offices and certain loans of Integra Bank National Association (“Integra”).  The acquisition occurred following the close of business on June 4, 2010, at which time the Integra branch offices located in the towns of Osgood, Milan and Versailles, Indiana became branch offices of the Bank.

The Bank acquired approximately $47.7 million in assets and assumed approximately $53.5 million in liabilities as part of the acquisition.

For further information, reference is made to the press release dated June 4, 2010, which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(a)    Financial statements of businesses acquired.

The Company will provide the financial statements of Integra required by paragraph (a) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(b)    Pro forma financial information.

The Company will provide the pro forma information required by paragraph (b) of Item 9.01 of Form 8-K on a Form 8-K/A within 71 days of the date that this initial report on Form 8-K is required to be filed with the Securities and Exchange Commission.

(c)    Not applicable.

(d)    Exhibits.

Exhibit Number	Description
2.1

Branch Purchase Agreement by and between Integra Bank National Association and United Community Bank (incorporated herein by reference to Exhibit 2.1 to the Form 8-K, File No. 000-51800, filed with the United States Securities and Exchange Commission on February 1, 2010).

99.1	Press release dated June 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP
(Registrant)
Date: June 9, 2010	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer